PROMISSORY NOTE AND SECURITY AGREEMENT


          $____________                           New York, New York
                                                  As of December 31, 1993


               ON DEMAND, FOR VALUE RECEIVED, ___________________, with an address at 767 Fifth Avenue, 50th Floor, New York, New York 10153, does hereby promise to pay to the order of ACTIVATED COMMUNICATIONS LIMITED PARTNERSHIP, a Texas limited partnership, with an office address at 767 Fifth Avenue, 50th Floor, New York, New York 10153, or at such other place as may be designated in writing by the holder of this note, the sum of
          __________________________________
          _____________________________________________________     Dollars
          ($____________), with interest at the rate equal to the rate being paid by Activated Communications Limited Partnership to Chemical Bank, as in effect from time to time, on the corresponding borrowing by Activated Communications Limited Partnership from Chemical Bank, of which the principal amount hereof constitutes a part.

               The terms of this note are as follows:

               1.   So   long  as  this   note  remains   outstanding,  the
          undersigned agrees that it will:

                    (a) Pay and discharge all taxes, assessments and other governmental charges and levies imposed upon it, or upon its income or properties, prior to the date on which penalties attach hereto, and discharge all claims which, if unpaid, might become a lien or charge upon its properties, provided, however, that the undersigned shall not be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings;

                    (b) Pay to the holder hereof all costs of collection and reasonable attorneys' fees in case default is made in payment of this note.

               2. No delay or failure on the part of the holder hereof to exercise any power or right shall operate as a waiver of such power or right. A partial exercise of any such power or right shall not preclude the full exercise thereof and no right or remedy of the holder hereof shall be deemed abridged or modified by any course of conduct of the holder hereof and no waiver thereof shall be predicated thereon.

               3. The undersigned hereby waives presentment, demand for payment, notice of dishonor and all other notices and demands in connection with the delivery, acceptance, performance or default of this note.

               4.   As collateral security for the payment of this note and
          of  all  other  notes  and/or  obligations  or  liabilities   (as
          hereinafter  defined) of the  Borrower now or  hereafter owned or
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          held by the  Holder, the  Borrower grants the  Holder a  security interest in the securities designated on Schedule A annexed hereto (consisting solely of shares of common stock of Southern Union Company), all additional securities delivered pursuant hereto, all substitutions therefor and replacements thereof and all interests and dividends accrued and paid thereon; provided, however, and as hereinafter set forth, the Borrower shall be entitled to receive such interest and dividends until the occurrence of an Event of Default after which such interest and dividends shall be held by the Holder and applied to payment of this note. The securities described in said Schedule A and all such additions, substitutions and replacements are collectively
          included  within   the  term   "Securities,"  all  of   which  is
          hereinafter termed the "Collateral."

               The Holder at any time after an Event of Default, may but shall not be obligated to, transfer into or out of its own name or that of its nominee all or any of the Collateral, including stocks, bonds, and other securities, and the Holder or its nominee may demand, sue for, collect, receive and hold as like Collateral any or all interest, dividends and income thereon and the Holder may, after an Event of Default, exercise all voting and other rights pertaining thereto as if the Holder were the absolute owner thereof; but the Holder shall not be obligated to demand payment of, protest, or take any steps necessary to preserve any rights in the Collateral against prior parties, or to take any action whatsoever in regard to the Collateral or any part thereof, all of which the Borrower assumes and agrees to do. Without limiting the generality of the foregoing, the Holder shall not be obligated to take any action in connection with any conversion, call, redemption, retirement or any other event relating to any of the Collateral, unless the Borrower gives written notice to the Holder that such action shall be taken not more than ninety (90) days prior to the time such action may first be taken and not less than five (5) days prior to the expiration of the time during which such action may be taken. The term "Liabilities" shall include this note and all other indebtedness and obligations and liabilities of any kind of any Borrower to the Holder, now or hereafter existing, arising directly between any Borrower and the Holder or acquired by assignment, conditionally or as Collateral by the Holder, absolute or contingent, joint and/or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect, whether incurred by any Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise.

               Upon the occurrence and continuation of an Event of Default hereunder, the Holder shall have all rights with respect to the Collateral available under the New York Uniform Commercial Code and all other applicable law.

              This note may not be changed, amended or modified orally.
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                                             ______________________________
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                    BORROWER                         BORROWED AMOUNT

               George L. Lindemann                     $3,335,175

               Dr. F.B. Lindemann                       4,415,700

               Adam M. Lindemann                        5,013,000

               George Lindemann, Jr.                    5,013,000

               Sloan N. Lindemann                       5,013,000



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